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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated April 28, 2003 accompanying the consolidated financial statements of Stellent, Inc. and subsidiaries included in the Annual Report on Form 10-K of for the year ended March 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports.

                                     /s/ GRANT THORNTON LLP





Minneapolis, Minnesota
May 28, 2004